EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-248862) of Richmond Mutual Bancorporation, Inc. (the “Company”) of our report dated March 29, 2024, on our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022, and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP (Formerly BKD, LLP)
FORVIS, LLP

Indianapolis, Indiana
March 29, 2024